EXHIBIT 99.1

Sontra Medical Corporation Reports Third Quarter 2005 Results and Business Update

Franklin, MA — November 14, 2005 — Sontra Medical Corporation (NASDAQ: SONT) announced financial results today for the three and nine months ended September 30, 2005. For the three months ended September 30, 2005, the net loss applicable to common stockholders was $1,511,000, or $.07 per share, as compared to $1,302,000, or $.07 per share, for the same period in 2004. For the nine months ended September 30, 2005, the net loss applicable to common stockholders was $4,556,000, or $.21 per share, as compared to $4,112,000, or $.26 per share, for the same period in 2004. The Company ended the quarter with $5,282,000 in cash and short-term investments on hand and expects that these funds will be sufficient to fund operations through at least June 2006.

Third Quarter Product Highlights:

Continuous Transdermal Glucose Monitoring System

•	Designed clinical protocols for hospital intensive care unit (ICU) product; human trials to commence in 2006.
•	Fabricated prototypes of new telemetry-based glucose flux biosensor and wireless meter; patients with diabetes to be tested in early 2006.
•	Completed ISO audit and recommended for ISO 13485 certification; planning to achieve European CE mark approval for SonoPrep® skin permeation device in 2006.

Transdermal Vaccination Facilitated by SonoPrep®

•	Forged research partnership with EpiVax and commenced pre-clinical studies using SonoPrep skin permeation device to deliver EpiVax’s HIV vaccine.
•	Awarded grant from U.S. Army to investigate the use of SonoPrep to deliver the dengue vaccine transdermally.

SonoPrep® and Procedure Tray for Topical Lidocaine

•	Launched product to pediatric offices.
•	Product evaluations continuing at large pediatric hospitals.
•	Results from Hasbro pediatric clinical study accepted for publication in the Pediatric Emergency Care journal.

Sontra is continuing to negotiate the terms of an agreement with Bayer HealthCare LLC’s Diabetes Care Division related to the continued development of a continuous non-invasive glucose monitoring system. Such agreement is expected to revise and define product development activities, deliverables, milestones and payments, including the $3 million milestone payment upon completion of Phase 1 of Bayer’s development process. The Company expects to execute this agreement during the fourth quarter of fiscal 2005 and will make an announcement and conduct a conference call at that time.

“We are very pleased with the progress we have made in the development of our continuous transdermal glucose monitor for the hospital ICU market,” stated Thomas W. Davison, PhD, Sontra’s President and Chief Executive Officer. “We have completed the fabrication of our first prototypes so that validation clinical studies in critical care can commence in 2006. Frequent glucose monitoring and intensive insulin therapy have become a standard of care in critical care medicine, as tight glucose control has been shown to significantly reduce patient mortality, complications, hospital stay and cost. As a result, intensive care nurses are measuring blood glucose for their patients up to every hour in order to adjust insulin infusion rates. Development of our critical care glucose monitor is proceeding in parallel with the development of a product for the $5 billion diabetes home testing market, as the product technologies are the same and designs are very similar.”

Dr. Davison continued, “In transdermal vaccination, the knowledge we gained in our recently completed studies with the influenza and Hepatitis A vaccines is helping us optimize the formulation and delivery of vaccines through ultrasonically permeated skin. We recently developed research partnerships with EpiVax and the U.S. Army, and we expect to enter into future R&D research partnerships to incorporate SonoPrep technology into the development of novel therapeutic and prophylactic vaccines.”

Dr. Davison concluded, “The selling effort and sales cycle required for adoption of SonoPrep and procedure trays for topical lidocaine anesthesia in pediatric hospitals are more extensive than our original expectations. Nevertheless, utilization at adopting hospitals is encouraging. While we avoided significant selling costs by entering this market through independent distributors, we learned that successful evaluations require a concerted direct sales effort. We are currently reevaluating our distribution strategy and are exploring alternative sales and marketing methods.”

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation is a technology leader in transdermal science. Sontra’s SonoPrep ultrasound-mediated skin permeation technology, combined with technical competencies in transdermal drug formulation, delivery systems and biosensors, is creating a new paradigm in transdermal drug delivery and diagnosis. The SonoPrep technology has demonstrated strong results from its initial human clinical trials at leading universities and medical centers for several billion dollar market opportunities, including the transdermal delivery of vaccines and large molecule drugs and continuous non-invasive glucose monitoring. Sontra is currently marketing the SonoPrep device and procedure tray for use with topical lidocaine to achieve rapid (within five minutes) skin anesthesia.

Investor Relations Contact:

Sean Moran, Chief Financial Officer

508-530-0334

© 2005 Sontra Medical Corporation. SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, vaccine delivery, glucose monitoring and transdermal drug delivery, the expected timing, terms and benefits of the development agreement with Bayer, the expected market opportunities, clinical study and product evaluation results, distribution and market acceptance of the SonoPrep device and technology, the expected size of the markets for the SonoPrep device and technology, Sontra’s expected ability to form strategic partnerships and commercialize additional products, including for the hospital intensive care unit and for vaccine delivery, the expected benefits of our current and expected strategic partnerships, and Sontra’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: our technology is new and we may experience adverse results in research collaborations, product development, clinical trials, product evaluations, commercialization efforts, product distribution and market acceptance; the SonoPrep device may not prove effective in connection with diagnostics, vaccine delivery, glucose monitoring and/or transdermal drug delivery; markets for our products may develop slower than expected, or not at all; our sales cycle is lengthy and we are still developing sales and marketing strategies which may or may not prove effective; difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts; difficulties or delays associated with sources of regulatory-approved transdermal drugs and vaccines; failure to obtain and maintain patent protection for discoveries; commercial limitations imposed by patents owned or controlled by third parties; dependence upon strategic partners and third-party distributors to develop, commercialize, market and sell products based on our work; and the requirement for substantial funding to conduct research and development and to expand commercialization, distribution and marketing activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Quarterly Report on Form 10-QSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

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SONTRA MEDICAL CORPORATION

Consolidated Statements of Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Product revenue	$20,615	$12,254	$169,018	$14,754
Cost of product revenue	149,209	5,523	246,068	6,324

Gross (loss) profit	(128,594)	6,731	(77,050)	8,430

Operating Expenses:
Research and development	998,026	726,261	2,943,821	2,064,785
Selling, general and administrative	427,564	598,265	1,681,341	1,691,961

Total operating expenses	1,425,590	1,324,526	4,625,162	3,756,746

Loss from operations	(1,554,184)	(1,317,795)	(4,702,212)	(3,748,316)
Interest income	50,670	17,503	163,151	49,260
Interest expense	(5,804)	—	(12,809)	—

Net loss	(1,509,318)	(1,300,292)	(4,551,870)	(3,699,056)
Accretion of dividend and beneficial conversion feature on Series A Convertible Preferred Stock	(1,479)	(1,479)	(4,389)	(412,452)

Net loss applicable to common stockholders	$(1,510,797)	$(1,301,771)	$(4,556,259)	$(4,111,508)

Net loss per common share, basic and diluted	$(0.07)	$(0.07)	$(0.21)	$(0.26)

Basic and diluted weighted average common shares outstanding	22,233,964	18,339,560	22,186,347	15,741,981

SONTRA MEDICAL CORPORATION

Consolidated Balance Sheets

	As of
	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$781,747	$2,565,244
Short term investments	4,500,000	6,950,000
Accounts receivable	4,887	16,821
Legal settlement receivable	—	250,000
Inventory, net of reserve for obsolescence	59,408	152,642
Prepaid expenses and other current assets	91,693	69,492

Total current assets	5,437,735	10,004,199

Property and Equipment, at cost
Computer equipment	241,323	206,970
Office and laboratory equipment	593,576	492,377
Furniture and fixtures	14,288	14,288
Manufacturing equipment	197,888	182,210
Leasehold improvements	177,768	174,698

	1,224,843	1,070,543
Less-Accumulated depreciation and amortization	(861,617)	(655,242)

Net property and equipment	363,226	415,301

Other Assets:
Restricted cash	29,248	38,997
Other assets	149,741	2,000

Total Other Assets	178,989	40,997

Total assets	$5,979,950	$10,460,497

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$227,406	$358,530
Current portion of note payable	56,889	—
Accrued expenses	388,651	759,051

Total current liabilities	672,946	1,117,581

Note payable, net of current portion	158,375	—

Commitments
Stockholders’ Equity:
Series A Convertible Preferred Stock, $0.01 par value, authorized 7,000,000 shares, issued and outstanding 73,334 shares at September 30, 2005 and December 31, 2004 (preference in liquidation of $74,813)	74,813	76,291
Common stock, $0.01 par value, authorized 60,000,000 shares, issued and outstanding 22,243,674 shares at September 30, 2005 and 21,935,732 shares at December 31, 2004	222,437	219,358
Additional paid-in capital	32,827,532	32,674,740
Deferred stock-based compensation	(41,722)	(244,912)
Accumulated deficit	(27,934,431)	(23,382,561)

Total stockholders’ equity	5,148,629	9,342,916

Total liabilities and stockholders’ equity	$5,979,950	$10,460,497